As filed with the Securities and Exchange Commission on May 2, 1995
                                                  Registration No. 33-_______



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                       DNA PLANT TECHNOLOGY CORPORATION
            (Exact name of registrant as specified in its charter)

            Delaware                              22-2395856
(State or other jusisdiction of            (I.R.S. Employer Notification
 Incorporation or organization)                     Number)

                            6701 San Pablo Avenue
                          Oakland, California 94608
                              (510) 547-2395
                (Address of principal executive offices) (Zip code)

DNA Plant Technology Corporation 401(k) Savings and Retirement Plan
                         (Full title of the Plan)

                              Chris Braunlich
                  Vice President and Chief Financial Officer
                       DNA Plant Technology Corporation
                           6701 San Pablo Avenue
                         Oakland, California 94608
                              (510) 547-2395
        (Name, address, including zip code, and telephone number,
              including area code, of agent for service)
                   _________________________________

                               Copies to:
                             Lynn E. Usdan
                  Proskauer Rose Goetz & Mendelsohn LLP
                             1585 Broadway
                         New York, New York 10036
                             (212) 969-3000
                    _________________________________

                     CALCULATION OF REGISTRATION FEE

Title of       Amount to be     Proposed maximum   Proposed maximum    Amount
securities     registered (1)   offering price        aggregate          of
to be                           per share (2)        offering          Regist-
registered                                            price             ration
                                                                         fee
______________________________________________________________________________

Common Stock,
par value $.01
per share      200,000 shares      $2.375              $475,000        $163.79

(1) The maximum number of shares which may be granted under the DNA Plant Technology Corporation 401(k) Savings and Retirement Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

                                 PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission by DNA Plant Technology Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1994; and

         (2) the description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed on Form 8-A pursuant to Section 12 of the Securities Exchange Act of 1934.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware permits the Company and its stockholders to limit directors' exposure to liability for certain breaches of the directors' fiduciary duty, either in a suit on behalf of the Company or in an action by stockholders of the Company.

     The Certificate of Incorporation, as amended, of the Company (the "Charter") eliminates the liability of directors to stockholders or the Company for monetary damages arising out of the directors' breach of their fiduciary duty of care. The Charter also authorizes the Company to indemnify its directors, officers, incorporators, employees, and agents with respect to certain costs, expenses, and amounts incurred in connection with an action, suit, or proceeding by reason of the fact that such person was serving as a director, officer, incorporator, employee, or agent of the Company. In addition, the Charter permits the Company to provide additional indemnification rights to its officers and directors and to indemnify them to the greatest extent possible under the Delaware General Corporation Law. The Company has entered into indemnification agreements with each of its officers and directors and intends to enter into indemnification agreements with each of its future officers and directors. Pursuant to such indemnification agreements, the Company has agreed to indemnify its officers and directors against certain liabilities, including liabilities arising out of the offering made by this Registration Statement.

     The Company maintains a standard form of officers' and directors' liability insurance policy which provides coverage to the officers and directors of the Company for certain liabilities, including certain liabilities which may arise out of this Registration Statement.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     4.1 Certificate of Designation of the Company's Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 (Registration No. 33-73086))

     4.2 Form of certificate representing the Company's Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3 (Registration No. 33-73086))

     4.3 Certificate of Designation of the Company's $2.25 Convertible Exchangeable Preferred Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-2 (Registration No. 33-41178))

     4.4 Indenture with respect to the Company's 9% Convertible Subordinated Debentures, due August 1, 2016 between the Company and The Bank of New York, as Trustee, including form of Debenture (incorporated by reference to Exhibit
4.4 to the Company's Registration Statement on Form S-2 (Registration No. 33-41178))

    4.5 Form of certificate representing the Common Stock (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-2 (Registration No. 33-41178))

     4.6 Form of certificate representing the Company's $2.25 Convertible Exchangeable Preferred Stock (incorporated by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-2 (Registration No. 33-41178))

     5  Opinion of Proskauer Rose Goetz & Mendelsohn LLP

     23.1  Consent of KPMG Peat Marwick L.L.P.

     23.2  Consent of Proskauer Rose Goetz & Mendelsohn LLP (included in
Exhibit 5).

     24  Powers of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

              (i) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment therof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
      Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on May 1, 1995.
                                    DNA PLANT TECHNOLOGY CORPORATION

                                    By: /s/ Robert Serenbetz
                                        Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES               TITLE                          DATE
/s/ ROBERT SERENBETZ     Chairman of the Board and      May 1, 1995
    Robert Serenbetz     Chief Executive Officer
                         (Principal Executive
                         Officer)

/s/ CHRIS BRAUNLICH      Vice President and             May 1, 1995
    Chris Braunlich      Chief Financial
                         Officer (Principal
                         Financial Officer
                         and Principal Accounting
                         Officer)

/s/ EVELYN BEREZIN*      Director                       May 1, 1995
    Evelyn Berezin

/s/ JAMES L. FERGUSON*   Director                       May 1, 1995
    James L. Ferguson

/s/ GERALD D. LAUBACH*   Director                       May 1, 1995
    Gerald D. Laubach

/s/ DOUGLAS S. LUKE*     Director                       May 1, 1995
    Douglas S. Luke

/s/ SOMCHIT SERTTHIN*    Director                       May 1, 1995
    Somchit Sertthin

* By Robert Serenbetz
  Attorney-in-Fact

/s/ ROBERT SERENBETZ
    Robert Serenbetz